Exhibit 99.2

EMPLOYMENT AGREEMENT

MID PENN BANK

RORY G. RITRIEVI

EFFECTIVE DATE FEBRUARY 25, 2009

EMPLOYMENT AGREEMENT

This Agreement is dated effective as of February 25, 2009, by and between MID PENN BANK, a Pennsylvania corporation (“Mid Penn”) and Rory G. Ritrievi (“Executive”).

BACKGROUND

The Board of Directors of Mid Penn (“Board”) has determined that the services of Executive in his capacity of President and Chief Executive Officer and Board Member will be valuable to Mid Penn and Mid Penn Bancorp, Inc. Accordingly, the Board wishes to have Executive’s services available to Mid Penn for at least two (2) years and to provide supplemental benefits to Executive should his employment with Mid Penn terminate under certain circumstances or should he die or become disabled before the termination of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained here, and intending to be legally bound, the parties agree as follows:

1. Employment and Term of Employment.

1.1 Mid Penn offers Executive employment, and Executive accepts such employment, subject to all the terms and conditions of this Agreement, for a term of two (2) years beginning on the date stated above, and, subject to automatic renewal and extension as stated below and to Mid Penn’s right to terminate his employment as stated below. Notwithstanding anything provided to the contrary, on each Anniversary Date of this Agreement, this Agreement and Executive’s employment shall automatically be renewed and extended (upon the same terms and conditions) for a new two (2) year term unless written notice by either party is given pursuant to Section 1.2 below. “Term” means the original two (2) year employment period, as well as any renewed or extended periods as provided for in this Agreement. “Anniversary Date” means February 25, 2009, as well as each annual February 25th thereafter if this Agreement is automatically renewed or extended.

1.2 Either party may terminate this Agreement on any Anniversary Date of this Agreement by giving to the other party written notice of termination no later than ninety (90) days before any such Anniversary Date. As a result of the foregoing notice being given to either party, the Term will have one (1) year remaining from the applicable Anniversary Date, subject to the terms and conditions of this Agreement.

2. Services and Duties.

2.1 During the Term, Executive shall be employed as President and Chief Executive Officer of Mid Penn and shall have such powers and duties as may from time to time be prescribed by the Board of Directors of Mid Penn. Executive agrees to devote his full time and efforts to the business and affairs of Mid Penn and its subsidiaries, if any, and to use his best efforts to promote the interests of Mid Penn.

3. Compensation.

3.1 Mid Penn shall pay the following compensation to Executive for all services to be rendered by him under this Agreement and for all positions held by him during the Term, payable at regular intervals in accordance with Mid Penn’s normal payroll practices now or subsequently in effect: “base salary” at the rate of $265,000 per year, subject to an annual review and such upward adjustments as may be deemed appropriate by the Board or a Board-designated Committee. The Board or Board-designated Committee may approve an increase in salary for Executive, but shall have no obligation to do so. For this Agreement, a “year” shall be deemed to commence upon the signing of this Agreement and on January 1 of each subsequent calendar year. Compensation for a portion of a year shall be pro-rated.

3.2 During the Term, Mid Penn will reimburse Executive for all expenses incurred by Executive which Mid Penn determines to be reasonable and necessary (in accordance with its normal reimbursement practices now or subsequently in effect) for Executive to carry out his duties under this Agreement.

4. Plans and Fringe Benefits.

4.1 During the Term, Executive shall be entitled to participate in any bonus programs, incentive compensation plans, stock option plans or similar benefit or compensation programs now or hereafter in effect which are generally made available from time to time to executive officers of Mid Penn. For any period less than a full year during the Term, Executive shall receive an amount equal to the prorated portion of the compensation payable pursuant to such plan or program. Any annual bonus (or prorated portion of an annual bonus) earned and payable to Executive hereunder shall be paid on or after January 1 but not later than March 15 of the calendar year following the calendar year for which the annual bonus (or prorated portion of an annual bonus) is earned.

4.2 During the Term, Executive shall also be entitled to: (a) participate in all fringe benefits as then in effect that are generally available to Mid Penn’s salaried officers including, without limitation, company car, family medical, dental and vision insurance programs, hospitalization coverage, life insurance coverage, disability coverage and (b) such other fringe benefits as the Board, or a designated Committee of the Board, shall deem appropriate.

5. Termination by Mid Penn for Cause.

5.1 Mid Penn shall have the right at any time to terminate Executive’s employment, for cause, on thirty (30) days’ prior written notice to Executive. For this Agreement, the term “for cause” means only the following:

(i) If at any time during the Term, Executive is convicted of or enters a plea of guilty or nolo contendere to, a felony, a crime of falsehood or a crime involving fraud, moral turpitude or dishonesty; or

(ii) If at any time during the Term, Executive willfully violates any of the covenants or provisions of this Agreement including, without limitation, the willful refusal of Executive to perform his duties hereunder or the instructions of the Board after written notice of such instructions (other than any such failure resulting from Executive’s incapacity due to illness or disability) or Executive engages in any conduct materially harmful to Mid Penn’s business, and in either case fails to cease such conduct or correct such conduct, as the case may be, within thirty (30) days subsequent to receiving written notice from the Board advising Executive of same (which conduct shall be specifically set forth in such notice).

5.2 If Executive’s employment shall terminate for cause, then Mid Penn shall pay Executive in accordance with the regular payroll practices of Mid Penn, his full base salary through the date of termination at the rate in effect at the time notice of termination is given and Mid Penn shall have no further obligations to Executive under this Agreement other than to pay Executive such other compensation as may have accrued and be due him/her pursuant to Section 4 above.

6. Disability Leave and Death.

6.1 If Executive becomes disabled while employed during the Term, this Agreement will not terminate at such time but Executive shall be placed on disability leave until the first to occur of the expiration of this Agreement or Executive’s recovery from disability, but in no event longer than twenty-nine (29) months. Mid Penn shall provide long term disability insurance with coverage that will begin on the 1st day of the month following the policy’s 90 day introductory period. Mid Penn will pay 100% of Executive’s salary for 90 days of continuous disability and thereafter Mid Penn’s policy will pay 60% of Executive’s salary up to a maximum of $10,000.00 per month. If Executive becomes disabled as provided in this Section 6, then he shall nonetheless continue, after becoming so disabled and until the end of the Term, to be entitled to receive at Mid Penn’s expense such group hospitalization coverage and life insurance coverage as is generally made available from time to time to executive officers of Mid Penn, if and to the extent permitted by the respective insurers of such coverage. Until such time as Executive is determined to be disabled, Executive shall continue to receive his full base salary and other compensation and fringe benefits due him under Section 4 above.

6.2 For this Agreement, Executive shall be deemed to have become “disabled” as that term is defined in the Mid Penn’s long term disability insurance policy.

6.3 If Executive dies during the Term while employed hereunder, then his employment and his rights to compensation hereunder shall automatically terminate at the close of the calendar week in which death occurs. Any amount owed to Executive upon his death shall be paid to the personal representative of Executive’s estate.

7. Termination by Mid Penn without Cause and Termination Following a Change in Control and for Good Reason.

7.1 If Mid Penn shall terminate Executive’s employment other than for cause or as provided in Section 1.2 above, then:

(i) Mid Penn shall pay to Executive his full base salary through the date of termination in accordance with the regular payroll practices of Mid Penn, and any compensation due him as provided in Section 3 above; and

(ii) In lieu of any further salary payments to Executive, for a period subsequent to the date of termination, Mid Penn shall pay as severance pay to Executive in two (2) equal annual payments, a sum equal to two (2) times Executive’s average annual base salary in effect during the twenty-four (24) months immediately preceding such termination. The first payment shall be made within thirty (30) days of the date of termination and the second payment one year thereafter.

7.2 If Executive shall terminate his employment following a Change in Control or for “Good Reason” (as defined in Section 8 below) then:

(i) Mid Penn shall pay to Executive his full base salary through the date of termination in accordance with the regular payroll practices of Mid Penn and any other compensation due him as provided in Section 3 above; and

(ii) In lieu of any further salary payments to Executive for a period subsequent to the date of termination, Mid Penn shall pay as severance pay to Executive in two (2) equal annual payments a sum equal to two (2) times Executive’s average annual base salary in effect during the twenty-four (24) months immediately preceding such termination. The first payment shall be made within thirty (30) days of the date of termination and the second payment one year thereafter.

7.3 Upon termination of Executive’s employment as set forth in either Section 7.1 or 7.2 above, Mid Penn shall have its independent certified public accountant promptly determine the aggregate present value pursuant to Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), of all amounts payable to Executive under this Agreement, and of all other amounts payable to Executive upon or by reason of his termination which are determined in good faith by Mid Penn’s independent certified public accountant to be “parachute payments” (as defined in Section 280G(b)(2) of the Code and the regulations promulgated thereunder) made pursuant to agreements or plans which are subject to Section 280G. Such determination of present value and of other amounts constituting “parachute payments” is binding; provided that if Executive obtains an opinion of counsel satisfactory to Mid Penn or an Internal Revenue Service ruling to the effect that the method of determining present value was improper or that specified payments did not constitute “parachute payments,” calculations will be made in accordance with such opinion or ruling. The determinations pursuant to this Section shall not change the form of payment (other than reduce, if necessary) or delay the payment of amounts due Executive under this Agreement. In the event the aggregate present value of all benefits under this Agreement and other “parachute payments” is equal to or in excess of 300% of Executive’s “base amount” as defined in Section 280G(b)(3)(A) and the regulations thereunder, Executive will either agree to schedule payments over a period of time that will reduce the present value to below 300% or Executive will waive the right to “parachute payments” sufficient to reduce the present value of all such payments below 300% of the “base amount.” If any reduction in payments is required pursuant to this Section, payments under this Agreement and all other amounts payable to Executive upon or by reason of his/her termination shall be reduced proportionately. If it is established pursuant to a final determination of a court of competent jurisdiction or an Internal Revenue Service proceeding that, notwithstanding the good faith of Executive, Mid Penn and Mid Penn’s independent certified public accountant in applying the terms of this Section 7, the aggregate “parachute payments” paid to or for Executive’s benefit are in an amount that would result in any portion of such “parachute payments” not being deductible by Mid Penn or any affiliate by reason of Section 280G of the Code, then Executive shall have an obligation to pay Mid Penn upon demand an amount equal to the sum of (i) the excess of the aggregate “parachute payments” paid to or for Executive’s benefit without any portion of such “parachute payments” not being deductible by reason of Section 280G of the Code and (ii) interest on the amount set forth in clause (i) above at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Executive’s receipt of such excess until the date of such payment.

7.4 In addition to the other compensation set forth in either Section 7.1 or 7.2 above, upon termination of Executive’s employment as set forth in either Section 7.1 or 7.2 above, Executive shall be entitled, following the date of termination, to participate in all Mid Penn medical, disability, hospitalization and life insurance benefits for a period of one (1) year except that should Executive accept subsequent employment during the one (1) year period following the date of termination, continuation of any medical, disability, hospitalization or life insurance benefit will cease to the extent that any such benefit is provided through or by Executive’s subsequent employer.

7.5 Except as provided in this Section 7, nothing in this Agreement shall affect or have any bearing on Executive’s entitlement to other benefits under any plan or program providing benefits by reason of termination of employment, provided that such entitlement would be in compliance with or exempt from Section 409A of the Code.

7.6 Executive shall have the right to terminate his employment (i) within a period of one hundred eighty (180) days following a “Change in Control” and (ii) for “Good Reason” (as both terms are defined in Section 8 below). In the event of his termination for Good Reason, Executive must give notice to Mid Penn of the existence of the condition(s) described in Section 8.2 within ninety (90) days of the initial existence of the condition(s). Upon such notice, Mid Penn shall have a period of thirty (30) days during which it may remedy the condition(s) (the “Cure Period”). If Mid Penn fails to cure the condition(s) constituting the Good Reason during the Cure Period, Executive’s separation from service must occur within a period of ninety (90) days following the expiration of the Cure Period in order for the termination to constitute a termination pursuant to a Good Reason for purposes of this Agreement. If Executive’s termination occurs after the expiration of ninety (90) days following the Cure Period, such termination shall not be treated as a termination pursuant to a Good Reason and Executive shall have no right to the payments and benefits described in this Agreement.

7.7 Anything in this Agreement to the contrary notwithstanding, Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.

8. Change in Control and Good Reason.

8.1 For this Agreement, a “Change in Control” of Mid Penn means (a) any person or group acquires ownership of stock of Mid Penn that, together with stock already held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Mid Penn; (b) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock possessing 30 percent or more of the total voting power of the stock of Mid Penn; (c) a majority of members of Mid Penn’s Board of Directors is replaced during any 24-month period by directors whose appointment or election is not approved by a majority of the members of Mid Penn’s Board before the date of the appointment or election of any of the “replacement” directors; or (d) any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) of assets from Mid Penn that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Mid Penn immediately before such acquisition(s). For purposes of this Section, “group” is defined or determined pursuant to Treasury Regulation ‘1.409A-3 paragraph (i)(5)(v)(B).

8.2 For this Agreement, “Good Reason” means (i) that without Executive’s consent: (a) the nature and scope of Executive’s authority, responsibilities or duties with Mid Penn or a surviving or acquiring Person are materially reduced to a level below that which he enjoys on the date hereof, (b) the duties and responsibilities assigned to Executive are materially inconsistent with that which he has on the date of this Agreement, resulting in a diminution of Executive’s authority, duties or responsibilities, (c) the salary and fringe benefits which Mid Penn provides on the date of this Agreement or at any time hereafter are materially reduced, (d) Executive’s position or title with Mid Penn or the surviving or acquiring Person is reduced from his current position or title with Mid Penn, resulting in a material reduction in Executive’s authority, duties or responsibilities or (e) there’s a material change in the geographic location at which Executive must perform the services, provided that such material change results in any relocation or transfer of Mid Penn’s principal executive offices to a location more than fifty (50) miles from Executive’s principal residence on the date hereof without Executive consent; (ii) Mid Penn materially breaches this Agreement; or (iii) a material breach of this Agreement by any successor to Mid Penn by such successor’s failure or refusal to assume all duties and obligations of Mid Penn under this Agreement.

9. Confidential Information and Non-Competition.

9.1 Executive covenants and agrees that he will not, during the Term of his/her employment or at any subsequent time, except with the express prior written consent of the Board, directly or indirectly disclose, communicate or divulge to any Person, or use for the benefit of any Person, any knowledge or information with respect to the conduct or details of Mid Penn’s business which he, acting reasonably, believes or should believe to be of a confidential nature and the disclosure of which to not be in Mid Penn’s interest.

9.2 Executive covenants and agrees that he will not, during the Term of his employment, except with the express prior written consent of the Board, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any Person to engage in any act or action which he, acting reasonably, believes or should believe would be harmful or inimical to the interests of Mid Penn.

9.3 (A) Executive covenants and agrees that he will not, except with the express prior written consent of the Board, in any capacity (including, but not limited to, owner, partner, shareholder, consultant, agent, employee, officer, director or otherwise), directly or indirectly, for his own account or for the benefit of any Person, establish, engage or participate in or otherwise be connected with any commercial banking business which conducts business in any geographic area in which Mid Penn and its subsidiaries is then conducting such business except that the foregoing shall not prohibit Executive from owning as a shareholder less than 5% of the outstanding voting stock of an issuer whose stock is publicly traded. The Executive shall not entice or solicit, directly or indirectly, any other executives or key management personnel of Mid Penn to leave the employ of Mid Penn or its Subsidiaries to work with the Executive or any entity with which the Executive has affiliated. The Executive shall not entice or solicit, directly or indirectly, any client or customer of Mid Penn or any Subsidiary.

(B) The provisions of Section 9.3(A) shall be applicable commencing on the date of this Agreement and ending on one of the following periods, as applicable:

(i) If this Agreement is terminated by Mid Penn in accordance with the provisions of Section 1.2 of this Agreement, the effective date of termination of this Agreement;

(ii) If Executive voluntarily terminates his employment, one year following such termination;

(iii) If this Agreement is terminated in accordance with the provisions of either Section 7.1 or 7.2 of this Agreement, six months following the effective date of such termination of this Agreement; provided however, that if Mid Penn is prohibited by any governmental agency regulating the affairs of Mid Penn from paying Executive in whole the severance pay described in Paragraphs 7.1(ii) or 7.2( ii), then the provisions of Section 9.3(A) shall end on the effective date of termination of this Agreement.

9.4 The parties agree that any breach by Executive of any of the covenants or agreements contained in this Section 9 will result in irreparable injury to Mid Penn for which money damages could not adequately compensate Mid Penn and therefore, in the event of any such breach, Mid Penn shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining Executive and/or any other Person involved from continuing such breach. The existence of any claim or cause of action which Executive may have against Mid Penn or any other Person (other than a claim for Mid Penn’s breach of this Agreement for failure to make payments hereunder) shall not constitute a defense or bar to the enforcement of such covenants. In the event of any alleged breach by Executive of any of the covenants or agreements contained in this Section 9, Mid Penn shall continue any and all of the payments due Executive under this Agreement until such time as a Court shall enter a final and unappealable order finding such a breach; provided, that the foregoing shall not preclude a Court from ordering Executive repay such payments made to him for the period after the breach is determined to have occurred or from ordering that payments hereunder be permanently terminated in the event of a material and willful breach.

9.5 If any portion of the covenants or agreements contained in this Section 9, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 9 is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

9.6 For purposes of this Section 9, the term “Mid Penn” shall include Mid Penn, any successor of Mid Penn under Section 10 hereof, and all present and future direct and indirect subsidiaries and affiliates of Mid Penn.

10. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Mid Penn which will acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of Mid Penn, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Upon the death of Executive any payments or benefits otherwise due Executive hereunder shall be paid to or be for the benefit of Executive’s legal representatives. Nothing in the Agreement shall preclude Mid Penn from consolidating or merging into or with or transferring all or substantially all of its assets to another Person. In that event, such other Person shall assume this Agreement and all obligations of Mid Penn in this Agreement. Upon such a consolidation, merger, or transfer of assets and assumption, the term “Mid Penn,” as used in this Agreement, shall mean such other Person and this Agreement shall continue in full force and effect.

11. Assignment.

Neither this Agreement nor any rights to receive payments hereunder shall be voluntarily or involuntarily assigned, transferred, alienated, encumbered or disposed of, in whole or in part, without Mid Penn’s prior written consent and approval, and shall not be subject to anticipation, levy, execution, garnishment, attachment by, or interference or control of, any creditor.

12. Source of Payment.

12.1 All payments provided under this Agreement shall be paid in cash from the general funds of Mid Penn, no special or separate fund shall be required to be established and Executive shall have no right, title or interest whatsoever in or to any investment which Mid Penn may make to aid Mid Penn in meeting its obligations hereunder except to the extent that Mid Penn shall, in its sole and absolute discretion, choose to designate any of its rights it may have under one or more life insurance policies it may obtain to cover any of its obligations under this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or fiduciary relationship between Mid Penn and Executive or any other Person.

13. Interest.

In the event any benefits due to Executive are not paid when due hereunder, Executive shall be entitled (in addition to his/her other rights and remedies) to interest on the past due amounts at an annual rate equal to two percentage points above the prime rate charged from time to time by Mid Penn, such interest to commence on the date a benefit was due hereunder.

14. Reimbursements and In-Kind Benefits.

14.1 Generally.

All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that:

(i) any reimbursement shall be for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement);

(ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred;

(iv) the right to in-kind benefits shall not extend beyond the last day of Executive’s second taxable year following his/her termination of employment; and

(v) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

14.2 Reimbursement of Enforcement Expenses.

If Mid Penn fails to pay or provide Executive any of the amounts due him under this Agreement or fails to provide Executive with any of the other benefits due him under this Agreement, and provided Mid Penn does not cure any such failure within thirty (30) days after having received written notice from Executive of such failure, Executive shall be entitled to full reimbursement from Mid Penn for all costs and expenses (including reasonable attorneys’ fees and costs) incurred by Executive in enforcing his rights under this Agreement.

15. Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice:

If to Mid Penn, to:

Mid Penn Bank

349 Union Street

Millersburg, PA 17061

Attn: Compensation Committee Chairperson

If to Executive:

Rory G. Ritrievi

1019 Tunbridge Lane

Mechanicsburg, PA 17050

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

16. Amendment, Waiver and Termination.

16.1 General.

No amendment, waiver or termination of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Any written amendment, waiver or termination hereof executed by Mid Penn and Executive (or his legal representatives) shall be binding upon them and upon all other Persons, without the necessity of securing the consent of any other Person including, but not limited to, Executive’s spouse, and no Person shall be deemed to be a third party beneficiary under this Agreement except to the extent provided under Section 12.1 above.

16.2 Compliance with Requirements of Troubled Assets Relief Program (TARP).

Notwithstanding Section 16.1, in the event Mid Penn is a participant in TARP, during such time as the U. S. Treasury Department (“Treasury”) holds an equity or debt position in Mid Penn, Executive agrees to modify the terms of this Agreement to comply with any executive compensation requirements of such Program, including (i) an agreement to relinquish to Mid Penn any bonus or incentive compensation paid that is based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (ii) a reduction, if necessary, in any compensation so as not to receive any “golden parachute” payments (based on the applicable Code provision). Executive also agrees to waive any claims he may have against Mid Penn or Treasury as a result of any amendments to this Agreement required by TARP.

17. General Provisions.

17.1 This Agreement constitutes the entire agreement between the parties concerning its subject matter, and supersedes and replaces all prior agreements between the parties.

17.2 The benefits provided under this Agreement shall be in addition to and shall not affect the proceeds payable to Executive’s beneficiaries under group life insurance policies which Mid Penn may be carrying on Executive’s Life.

17.3 “Person” as used in this Agreement means a natural person, joint venture, corporation, sale proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legal entity.

17.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

17.5 Except as otherwise expressly stated in this Agreement, no failure on the part of any party to this Agreement to exercise and no delay in exercising any right, power or remedy under this Agreement shall operate as a waiver; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

17.6 Mid Penn and Executive consent to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Middle District of Pennsylvania in any and all actions arising hereunder and irrevocably consent to service of process as set forth in Section 15 above.

17.7 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions of this Agreement.

17.8 This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts executed and to be performed solely in the Commonwealth of Pennsylvania.

17.9 This Agreement is contingent upon any required approval of the Federal Deposit Insurance Corporation.

17.10 This Agreement is intended to comply with the requirements of Section 409A of the Code or an exemption from Section 409A, and shall in all respects be administered in accordance with Section 409A. Executive’s termination of employment under this Agreement shall be interpreted in a manner consistent with the separation from service rules under Section 409A. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment and the right to a series of payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall Executive, directly or indirectly, designate the calendar year of a payment.

MID PENN BANK

/s/ Cindy L. Wetzel	By:	/s/ Kevin W. Laudenslager
Attest	Name:	Kevin W. Laudenslager
	Title:	Northern Region President and COO

EXECUTIVE:

/s/ Roberta A. Hoffman		/s/ Rory G. Ritrievi
Witness		Rory G. Ritrievi